Exhibit 5.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 (713) 495 4500 (713) 495 7799 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

November 18, 2014

ZaZa Energy Corporation

1301 McKinney Street, Suite 2800

Houston, Texas 77010

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-192257 (the “Registration Statement”), filed by ZaZa Energy Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective on February 14, 2014.  Pursuant to the Registration Statement, the Company is issuing 787,530 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), in exchange for the warrants currently held by Crede CG III, Ltd. (“Crede”) and pursuant to that certain settlement agreement, dated as of November 18, 2014 (the “Settlement Agreement”) by and between the Company and Crede.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement; (ii) the Settlement Agreement; (iii) the form of warrant certificate; (iv) the Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company filed with the Secretary of State of the State of Delaware; (v) the Amended and Restated By-Laws of the Company (the “Bylaws”); (vi) the resolutions adopted by the board of directors of the Company on November 7, 2013 relating to the Registration Statement and (vii) the resolutions adopted by the board of directors of the Company relating to the issuance of the Shares and approval of the Settlement Agreement.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

ZaZa Energy Corporation

November 18, 2014

statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance and sale of the Shares covered by the Registration Statement pursuant to the Settlement Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when the Company’s books reflect the issuance of such Shares to Crede in accordance with the Settlement Agreement.

This opinion letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin